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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report, dated January 23, 2001, covering our audit of the statements of oil and gas revenue and direct operating and production expenses of PetroQuest Energy, Inc.'s interest in certain oil and gas producing properties for the nine-months ended September 30, 2000 and the year ended December 31, 1999 included in this Form 8-K/A-2, into the Company's previously filed Registration Statements (File Nos. 333-52700, 333-42520, 333-65401 and 333-89961).


/s/ ARTHUR ANDERSEN LLP


New Orleans, Louisiana
March 1, 2001